BLUE SKY NATURAL BEVERAGE CO.

  Financial Statements
  As of December 31, 1999 and 1998
  Together with Report of Independent Public Accountants

TABLE OF CONTENTS
-----------------

                                                                       Page
                                                                       ----


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

FINANCIAL STATEMENTS:
         Balance Sheets                                                  2

         Statements of Operations                                        3

         Statements of Stockholders' Deficit                             4

         Statements of Cash Flows                                        5

         Notes to Financial Statements                                6  - 10


SUPPLEMENTAL SCHEDULES:

         Cost of Sales                                                  11

         Selling Expenses                                               12

         General and Administrative Expenses                            13

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Blue Sky Natural Beverage Co.:

We have audited the accompanying balance sheets of BLUE SKY NATURAL BEVERAGE CO., as of December 31, 1999 and 1998 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements and the accompanying supplemental schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the accompanying supplemental schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Sky Natural Beverage Co., as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules are presented for purposes of additional analysis and are not a required part of the basic financial statements. This information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/  Arthur Andersen LLP

Albuquerque, New Mexico
May 24, 2000

BLUE SKY NATURAL BEVERAGE CO.

Balance Sheets - December 31, 1999 and 1998


                                                                                              1999                   1998
                                                                                              ----                   ----
                                       Assets
                                       ------


Current Assets:
    Cash                                                                              $            5,049     $           37,066
    Trade accounts receivable, net of allowance for doubtful
      accounts of $65,886 and $82,417 for 1999 and 1998                                          458,163                221,234
    Inventories                                                                                   22,070                 16,176
    Note receivable from stockholder, current portion                                              5,213                  4,190
    Prepaid expenses and other                                                                     7,935                  4,321
                                                                                      ------------------     ------------------
      Total current assets                                                                       498,430                282,987


Note receivable from stockholder, net of current portion                                           6,932                  6,932

Furniture, fixtures and equipment, net                                                            40,594                 52,419



Intangible assets net of amortization                                                             61,577                 22,500
                                                                                      ------------------     ------------------
                    Total assets                                                      $          607,533     $          364,838
                                                                                      ===================    ===================

                        Liabilities and Stockholders' Deficit
                        -------------------------------------

Current Liabilities
    Accounts payable                                                                  $          712,658     $          449,102
    Accrued expenses                                                                              58,175                 52,024
    Current portion of long-term debt                                                            419,070                264,630
                                                                                      ------------------     ------------------
      Total current liabilities                                                                1,189,903                765,756

Long-term debt, net of current portion                                                         1,109,015              1,333,541
                                                                                      ------------------     ------------------

                    Total liabilities                                                          2,298,918              2,099,297
                                                                                      ------------------     ------------------

Stockholders' Deficit
    Common stock - $.0001 par value; 3,000,000 shares
      authorized; 600,000 issued and outstanding                                                     600                    600
    Accumulated deficit                                                                       (1,691,985)            (1,735,059)
                                                                                      ------------------     ------------------
      Total stockholders' deficit                                                             (1,691,385)            (1,734,459)
                                                                                      ------------------     ------------------
                    Total liabilities and stockholders' deficit                       $          607,533     $          364,838
                                                                                      ==================     ==================



The accompanying notes to financial statements are an integral part of these balance sheets.

BLUE SKY NATURAL BEVERAGE CO.

Statements of Operations
For the Years Ended December 31, 1999 and 1998


                                                                                              1999                        1998
                                                                                              ----                        ----

Net Sales                                                                                  $ 6,417,295                 $ 6,691,294

Cost of Sales                                                                                4,570,070                   5,202,577
                                                                                   --------------------        --------------------

     Gross profit                                                                            1,847,225                   1,488,717

Selling Expenses                                                                               966,337                   1,136,152

General and Administrative Expenses                                                            695,592                     956,068
                                                                                   --------------------        --------------------



     Operating income (loss)                                                                   185,296                    (603,503)

Interest and other Non-Operating Income                                                          6,749                      17,875

Interest Expense                                                                              (148,971)                   (146,644)
                                                                                   --------------------        --------------------

     Income (loss) before income taxes                                                          43,074                    (732,272)

Income Taxes:
     Effect of change to Subchapter S Corporation                                                    -                      22,704
                                                                                   --------------------        --------------------

                       Net income (loss)                                                      $ 43,074                  $ (754,976)
                                                                                   ====================        ====================


The accompanying notes to financial statements are an integral part of these statements.


BLUE SKY NATURAL BEVERAGE CO.

Statements of Stockholders' Deficit
For the Years Ended December 31,1999 and 1998


                                                              Common Stock
                                                      --------------------------------      Accumulated
                                                      Shares             Amount               Deficit                Total
                                                      ------             ------             ------------             -----

Balance at December 31, 1997                              600,000               $ 600            $ (980,083)           $ (979,483)

     Net loss                                                   -                   -              (754,976)             (754,976)
                                                      --------------     --------------     ----------------         --------------

Balance at December 31, 1998                              600,000                 600            (1,735,059)           (1,734,459)

     Net income                                                 -                   -                43,074                43,074

Balance at December 31, 1999                              600,000               $ 600          $ (1,691,985)         $ (1,691,385)
                                                      ==============     ==============     ================         ==============




The accompanying notes to financial statements are an integral part of these statements.


BLUE SKY NATURAL BEVERAGE CO.

Statements of Cash Flow
For the Years Ended December 31,1999 and 1998


                                                                                        1999                      1998
                                                                                        ----                      ----
Cash Flows from Operating Activities:
   Net income (loss)                                                           $        43,074           $      (754,976)
   Adjustments to reconcile net income (loss) to net cash provided by
     (used for) operating activities:
     Depreciation and amortization                                                      42,334                    23,347
     Bad debt expense                                                                   21,579                    92,563
   Changes in operating assets and liabilities:
     Trade accounts receivable                                                        (258,508)                   (3,555)
     Inventories                                                                        (5,894)                   68,672
     Notes receivable from stockholder                                                  (1,023)                    2,533
     Income taxes receivable                                                                                      47,091
     Deferred income taxes                                                                                        22,704
     Prepaid expenses and other                                                         (3,614)                    9,550
     Accounts payable                                                                  263,556                   229,811
     Accrued expenses                                                                    6,151                  (103,830)
                                                                               ----------------          ----------------
       Net cash provided by (used for) operating activities                            107,655                  (366,090)
                                                                               ----------------          ----------------

Cash Flows from Investing Activities:
   Purchase of intangible assets                                                       (60,066)
   Purchase of furniture, fixtures and equipment                                        (9,520)                  (13,775)
                                                                               ----------------          ----------------
       Net cash used in investing activities                                           (69,586)                  (13,775)
                                                                               ----------------          ----------------

Cash Flows from Financing Activities:
   Principal payments on long-term debt                                               (446,589)                 (183,723)
   Borrowings on long-term debt                                                        376,503                   406,256
                                                                               ----------------          ----------------
       Net cash (used for) provided by financing activities                            (70,086)                  222,533
                                                                               ----------------          ----------------

Net Decrease in cash                                                                   (32,017)                 (157,332)
Cash, beginning of year                                                                 37,066                   194,398
                                                                               ----------------          ----------------
Cash, end of year                                                              $         5,049           $        37,066
                                                                               ================          ================

Supplemental Cash Flow Information:


 Cash paid during the year for interest                                        $       102,781           $       146,644
                                                                               ================          ================



The accompanying notes to financial statements are an integral part of these statements.

BLUE SKY NATURAL BEVERAGE CO.

Notes to Financial Statements
December 31, 1998 and 1999
-------------------------------------------------------------------------

1.       Nature of Operations and Organization

           Blue Sky Natural Beverage Co. (the "Company") was formed in 1980. Its principal business activities consist of marketing, development and distribution of natural beverages. The Company is located in Santa Fe, New Mexico, and distributes flavored beverages throughout the U.S. and in select international markets. The Company creates flavors to its specifications, and contracts for the manufacturing and distribution of its beverages.

           As reflected in the accompanying financial statements at December 31, 1999 and 1998, the Company has a significant accumulated deficit in stockholders' equity and current liabilities exceed current assets, which raises concern about the Company's ability to satisfy its obligations. The losses in 1998 were primarily from a production process failure for one new product and the related product recall and discontinuation. The Company absorbed all the costs of this product recall and discontinuation during 1998. The Company is continuing to pursue legal action against the outsourced providers they believe to be at fault. At this time, the outcome of these proceedings is undeterminable.

           The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Management's plans in regard to these matters include the sale of substantially all of the Company's assets, as discussed below.

           On May 23, 2000 the Company received a Letter of Intent from a party summarizing a proposed purchase transaction in which the party would purchase substantially all of the assets of the Company for a purchase price of $7.6 million. The target date of the closing of the transaction is August 15, 2000. The financial statements do not include any adjustments that might result from the outcome of this proposed transaction.


2.       Significant Accounting Policies

           a. Basis of Accounting

           The accounting and reporting policies of the Company conform with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           b. Inventories

           Inventories are carried at the lower of cost or market value on a first-in, first-out basis.

           c. Property, Plant and Equipment

           Property, plant and equipment are recorded at cost. The Company depreciates these assets over their estimated useful lives on a straight-line basis as follows:

                   Furniture, fixtures and equipment               5 to 7 Years
                   Automobiles                                          5 Years

           Expenditures for maintenance and repairs are charged to operations as incurred.


           d. Intangible Assets

           Intangible assets, which are recorded at cost, include the Company's trademark and other product development costs. The trademark is being amortized over 5 years and the other product development costs are being amortized over one year.


           e. Revenue Recognition

           The Company recognizes revenue net of sales and volume discounts when products are shipped. Returned products and discounts are recorded as a reduction of sales in the accompanying statements of operations.


           f. Advertising and Promotion Costs

           Advertising and promotion costs are expensed as incurred as part of selling expenses.


           g. Income Taxes

           Effective January 1, 1998, the Company changed its taxable status under the Internal Revenue Code (IRC) from a C corporation to a Subchapter S corporation. As a result all income taxes are passed through to the stockholders. Any deferred tax assets existing at the election date not expected to be realized within certain time limits specified by the IRC were removed from the books in 1998. Accordingly, subsequent to December 31, 1997, the only current income tax expense recorded is attributable to the removal of certain deferred tax assets. The Company recognized a net expense of $22,704 as an effect of change to Subchapter S Corporation in 1998.


           h. Stock Split

           On August 12, 1999 the Board of Directors of the Company approved a common stock split in the amount of 1,000 common shares to 1 common share. The effects of the stock split have been shown retroactively for comparative purposes.

3.       Inventories

         Inventories consist of the following at December 31:

                                                                                        1999                       1998
                                                                               -----------------------    -----------------------

         Sodas (12 oz., 12 pack, 1 liter and 2 liter)                                    $   13,547                 $    4,010
         Concentrate flavoring                                                               10,440                     10,371
         Bag in box                                                                           2,777                      2,651
         20 oz. Water                                                                                                    2,730
                                                                               -----------------------    -----------------------
                                                                                             26,764                     19,762
         Less: Allowance for spoilage                                                         4,694                      3,586
                                                                               -----------------------    -----------------------
                                                                                         $   22,070                 $   16,176
                                                                               =======================    =======================


4.       Note Receivable from Stockholder

           The note receivable from stockholder bears interest at the rate of 5.88% with principal being amortized through November 2000.


5.       Furniture, Fixtures and Equipment

           Furniture, fixtures and equipment consist of the following at December 31:

                                                                                        1999                       1998
                                                                               -----------------------    -----------------------

          Furniture, fixtures and equipment                                              $  204,073                 $  194,553
          Automobile                                                                         16,033                     16,033
                                                                               -----------------------    -----------------------
                                                                                            220,106                    210,586
          Less:   Accumulated depreciation                                                  179,512                    158,617
                                                                               -----------------------    -----------------------
                                                                                         $   40,594                 $   52,419
                                                                               =======================    =======================


6.       Defined Benefit Pension Plan

           The Company had a defined benefit pension plan (the "Plan") which covered all employees meeting minimum age and length of service requirements. The Plan provided retirement benefits, which were based on a fixed percentage of the average three highest annual salaries earned during eligible years of employment. The Company was required to fund contributions in a range established actuarially in compliance with statutory Employee Retirement Income Security Act of 1974 ("ERISA") requirements. Miring 1998, the Plan was terminated and Plan assets were distributed to participants prior to December 31,1998.

7.         Debt

           Debt consists of the following at December 31:

                                                                                          1999                       1998
                                                                                 -----------------------    -----------------------
          Note payable to a bank, prime plus 1%, (9.5% and 8.75% at December 31.
          1999 and  1998,  respectively)  self  amortizing  through  June  2003, collateralized  by  all  furniture,  fixtures,  equipment,  inventory,
          accounts  receivable,   tangibles  and  intangibles,  and  outstanding
          Company stock
                                                                                           $  865,785                $ 1,071,915
          Revolving  $200,000 credit line note payable to a bank, prime plus 1%,
          (9.5% and 8.75% at December 31, 1999 and 1998, respectively), due June
          2000,  collateralized by the same assets as those  collateralized  for the note payable above
                                                                                              200,000                     56,256
          Revolving $600,000 credit line note payable to a stockholder,
          10% fixed, due February 2001, unsecured                                             462,300                    470,000
                                                                                 -----------------------    -----------------------

                                                                                            1,528,085                  1,598,171
          Less:  current maturities                                                           419,070                    264,630
                                                                                 -----------------------    -----------------------
                                                                                           $1,109,015                $ 1,333,541
                                                                                 =======================    =======================


           At December 31, 1999 the long-term debt matures as follows:

                            2000                     $           419,070
                            2001                                 703,748
                            2002                                 266,070
                            2003                                 139,197
                                                         ----------------
                                                      $        1,528,085
                                                         ================


           The note payable and revolving line-of-credit to a bank requires the Company to comply with certain debt covenants including, but not limited to restrictions on certain indebtedness, and restrictions on the Company's ability to dispose of all or substantially all assets or assign certain assets. The agreements also contain subjective acceleration provisions that permit the bank to declare the debt immediately due and payable if the Company's legal status, financial condition or actions are such that the bank believes the Company's ongoing existence is questionable. Management believes that the Company is in compliance with all debt requirements at December 31, 1999. Management also believes that the Company will be able to comply with all covenants in future periods.


8.         Incentive Stock Option Plan

           On August 12, 1999 the Board of Directors of the Company approved an Incentive Stock Option Plan under which options to purchase the Company's common stock may be granted to employees through August 12, 2009. Stock options vest ratably based on gross sales goals determined by the Board of Directors. Unexercised options expire ten years from the date of grant. All options are granted at the estimated fair value of the stock at the date of grant. A total of 200,000 shares of common stock were initially reserved for options. Terminated option shares are available for future grant under the Plan. As of December 31, 1999 the Company had granted all 200,000 options at an exercise price of $ 2.96 per share, and no options have been vested or exercised. The effect on income of these options calculated in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", was immaterial in fiscal year 1999.

9.         Commitments

           The Company has non-cancelable operating leases relating to two equipment leases. The future minimum monthly payments under these operating leases at December 31, 1999 are as follows:

                            2000                                  $ 4,324
                            2001                                    4,324
                            2002                                    4,324
                            2003                                    4,343
                                                           ---------------
                                                                 $ 15,315
                                                           ===============


10.        Significant Customers

           For the years ended December 31, 1999 and 1998, sales to two customers approximated 27% of total net sales. Trade accounts receivable due from these two customers totaled approximately $54,992 and $29,700, at December 31, 1999 and 1998, respectively.

BLUE SKY NATURAL BEVERAGE CO.

Supplemental Schedule of Cost of Sales
For the Years Ended December 31,1999 and 1998


                                                                           1999                               1998
                                                                ----------------------------       ----------------------------
Direct Materials                                                                $ 4,042,347                        $ 4,588,538
Freight                                                                             411,259                            450,254
Storage and access                                                                    6,366                             54,545
Production costs                                                                          -                                894
Other direct costs                                                                  110,098                            108,346
                                                                ----------------------------       ----------------------------
                                                                                $ 4,570,070                        $ 5,202,577
                                                                ============================       ============================



BLUE SKY NATURAL BEVERAGE CO.

Supplemerital Schedule of Selling Expenses
For the Years Ended December 31, 1999 and 1998


                                                                           1999                               1998
                                                                ----------------------------       ----------------------------
Advertising and promotion                                                         $ 221,247                          $ 345,889
Sales salaries                                                                      327,134                            306,766
Sales commissions                                                                   267,134                            225,538
Travel                                                                               98,287                            126,016
Bad debt                                                                             21,579                             92,563
Shipping                                                                             16,467                             22,083
Other                                                                                14,489                             17,297
                                                                ----------------------------       ----------------------------
                                                                                  $ 966,337                        $ 1,136,152
                                                                ============================       ============================


BLUE SKY NATURAL BEVERAGE CO.

Supplemental Schedule of General
        and Administrative Expenses
For the Years Ended December 31, 1999 and 1998


                                                                           1999                               1998
                                                                ----------------------------       ----------------------------
Salaries:
        General office employees                                                  $ 190,020                          $ 172,352
        Officers and executives                                                     165,906                            298,444
Contributions                                                                        28,293                             95,773
Professional fees                                                                    60,728                             63,749
Travel, entertainment and meals                                                      46,149                             52,368
Rent                                                                                 37,239                             38,578
Telephone                                                                            40,726                             36,452
Product development                                                                       -                             26,197
Insurance                                                                            13,933                             25,463
Depreciation and amortization                                                        42,334                             23,347
Repairs and maintenance                                                              24,010                             18,703
Other                                                                                46,254                            104,642
                                                                ----------------------------       ----------------------------
                                                                                  $ 695,592                          $ 956,068
                                                                ============================       ============================


13